                                    Delaware                   PAGE 1
                           _________________________
                                The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "GALLI PROCESS, INC" CHANGING ITS NAME FROM "GALLI PROCESS, INC."

TO "GLOBAL BROADCAST GROUP, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF

FEBRUARY, A.D. 2002, AT 11:15 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID

CERTIFICATE OF AMENDMENT IS THE SEVENTH DAY OF FEBRUARY, A.D. 2002.

                         (SEAL)          /s/ Harriet Smith Windsor
                                           -----------------------------
                                             Harriet Smith Windsor, Secretary of State

3308701   8100                                  AUTHENTICATION: 1611272

020081032                                               DATE: 02-13-02